Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Columbia Pipeline Partners LP, filed pursuant Rule 462(b) of the Securities Act of 1933, of our report dated September 26, 2014 relating to the financial statements of Columbia Pipeline Partners LP, appearing in the Prospectus, which is part of Registration Statement No. 333-198990 on Form S-1, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Chicago, Illinois

February 5, 2015